UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	1311	43-2083519
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

717 Texas, Suite 2800
Houston, TX 77002
(713) 335-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael J. Rosinski
Executive Vice President,
Chief Financial Officer, Secretary & Treasurer
Rosetta Resources Inc.
717 Texas, Suite 2800
Houston, TX 77002
(713) 335-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service.)

Copies to:
Dallas Parker
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, TX 77002
(713) 654-8111

Approximate date of commencement of proposed sale to the public:    Not Applicable.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

Deregistration of Securities; Termination of Registration Statement

We are filing this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 (File No. 333-128888), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement.  Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, it is no longer necessary for the Registrant to maintain effectiveness of the Registration Statement.  Therefore, this Post-Effective Amendment No. 4 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 4, all of the shares remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2007.

                              ROSETTA RESOURCES INC.

By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles F. Chambers	President and Chief Executive	September 14, 2007
Charles F. Chambers	Officer (Principal Executive Officer)

/s/ Michael J. Rosinski	Executive Vice President and Chief Financial	September 14, 2007
Michael J. Rosinski	Officer (Principal Financial Officer)

/s/ Denise D. Bednorz	Vice President, Controller (Principal	September 14, 2007
Denise D. Bednorz	Accounting Officer)

*	Chairman of the Board, Director	September 14, 2007
D. Henry Houston

*	Director	September 14, 2007
Richard W. Beckler

*	Director	September 14, 2007
Donald D. Patteson, Jr.

*	Director	September 14, 2007
G. Louis Graziadio, III

*	Director	September 14, 2007
Josiah O. Low, III

*By:	/s/Michael J. Rosinski
Attorney-in-fact